UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2016

REPUBLIC FIRST BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 South 16th Street, Suite 2400, Philadelphia, PA 19102 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (215)-735-4422

N/A
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2016, Republic First Bancorp, Inc. (the "Company") held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the Company's shareholders voted on the following proposals stated in the Proxy Statement dated March 28, 2016.

The proposals voted on and approved by the Company's shareholders at the Annual Meeting were as follows:

Proposal 1 – Election of Directors

Each of the following two director nominees was elected as a Class III director to serve for a three-year term until the 2019 Annual Meeting of Shareholders and until his successor has been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Theodore J. Flocco	16,952,493	120,480	8,881,894
Barry L. Spevak	16,972,178	100,795	8,881,894

Proposal 2 – To Amend the Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock

The shareholders approved the amendment to the articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,403,400	2,433,607	117,860	-

Proposal 3 – To Adjourn the Annual Meeting, If Necessary

The chairman of the annual meeting determined that no action was needed on the proposal to adjourn as Proposal 2 was approved.

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,019,939	851,909	83,019	-

Item 7.01 Regulation FD Disclosure

The Company is furnishing, as Exhibit 99.1 hereto and incorporated herein by reference, a presentation to be used by management from time to time, and the presentation shall not be deemed to be "filed" for any purpose.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1                                                                                    Presentation, dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Date: April 28, 2016	By:	/s/ Frank A. Cavallaro
Frank A. Cavallaro Executive Vice President and Chief Financial Officer